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                  CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002


David G. Booth, Principal Executive Officer, and Michael T. Scardina, Principal Accounting Officer, of Dimensional Investment Group Inc., a Maryland corporation (the "Registrant"), each certify that:

     1. The Registrant's periodic report on Form N-CSR/A on behalf of the Global Equity Portfolio, Global 60/40 Portfolio and Global 25/75 Portfolio for the period ended November 30, 2004 (the "Form N-CSR/A") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

     2. The information contained in the Form N-CSR/A fairly presents, in all material respects, the financial condition and results of operations of the Registrant on behalf of the Global Equity Portfolio, Global 60/40 Portfolio and Global 25/75 Portfolio.



By:  /s/ David G. Booth
     --------------------------------------------
     David G. Booth
     Principal Executive Officer
     Dimensional Investment Group Inc.

Date:  March 28, 2005


By:  /s/ Michael T. Scardina
     --------------------------------------------
     Michael T. Scardina
     Principal Accounting Officer
     Dimensional Investment Group Inc.

Date:  March 28, 2005